Exhibit 99.1
Mountain National Bancshares, Inc.
Contacts:
Dwight B. Grizzell, President & CEO
Michael L. Brown, Executive Vice President/COO
(865) 428-7990
MOUNTAIN NATIONAL BANCSHARES, INC.
ANNOUNCES SPECIAL CASH DIVIDEND
     SEVIERVILLE, Tenn., November 7, 2008 — Mountain National Bancshares, Inc. (OTCBB: MNBT), (the “Company”) today announced that its Board of Directors has declared a special cash dividend of $0.38 per issued and outstanding share of its Common Stock. The dividend payout will total approximately $1 million based on the number of common shares of the Company currently outstanding. The special cash dividend will be paid on December 15, 2008 to shareholders of record on November 26, 2008.
     The Company is the parent company of Mountain National Bank (the “Bank”), with consolidated total assets of approximately $606 million at September 30, 2008. The Bank operates eight full-service banking offices located in Sevier County, Tennessee and two full-service banking offices located in Blount County, Tennessee.
     Dwight Grizzell, President and CEO, stated, “The Bank is coming up on the close of another good year — another strong year of profitability and capital growth. We are pleased even in these difficult economic times to be able to share the profits with our stockholders.
     This month the Bank celebrates a “Decade of Service” in Sevier County — and now in Blount County. We continue to grow. By early 2009, we will be opening two more offices. “Thank you” - employees, officers, directors, customers, and shareholders as we celebrate our tenth anniversary.”
     The declaration and payment of dividends in the future are at the discretion of the Company’s Board of Directors, and the amount of any future dividends will depend on our results of operations, financial condition, cash requirements, contractual restrictions and other factors deemed relevant by the Company’s Board of Directors.
     Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “should,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Mountain National to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, the effects of future economic or business conditions; lack of sustained growth in the economy in the Sevier County and Blount County, Tennessee area; the effects of governmental monetary and fiscal policies, as well as legislative and regulatory changes, including changes in banking, securities and tax laws and regulations; the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; credit risks of borrowers; the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services; the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and the possible failure to achieve expected gains, revenue growth and/or expense savings from such transactions; changes in accounting policies, rules and practices; changes in technology or products that may be more difficult, or costly, or less effective, than anticipated; the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions and other risks and uncertainties as detailed from time to time in the reports filed by Mountain National with the Securities and Exchange Commission.